SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_] Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              SPX Corporation
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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SPX Corporation is restating in its entirety information concerning persons who may be deemed participants in accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, as follows:

SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

Participant Information
-----------------------

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows:

SPX Corporation, its directors, and certain of its officers and employees may be deemed to be participants in the solicitation of proxies in connection with SPX Corporation's 2005 annual meeting of shareholders. These persons may have interests in the solicitation by reason of their beneficial ownership of shares of common stock of SPX Corporation and by virtue of agreements and arrangements with SPX Corporation. The names of the directors of SPX Corporation and each of the officers and employees of SPX Corporation who may be deemed to be a participant in the solicitation are listed below, together with the number (in parentheses) of shares of SPX Corporation common stock beneficially owned by each of these persons as of December 8, 2004.

Directors:

Charles E. Johnson II (Chairman) (109,628 shares, including 38,760 indirectly held shares(1) and options to purchase 28,496 shares);
J. Kermit Campbell (41,786 shares, including options to purchase 28,576 shares); Sarah R. Coffin (39,392 shares, including options to purchase 33,612 shares);
Emerson U. Fullwood (25,200 shares, including options to purchase
23,800 shares); and
David P. Williams (42,452 shares, including options to purchase 26,930 shares).

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(1) Includes 38,760 shares owned by Mr. Johnson's wife.

Officers:

Christopher J. Kearney (President, Chief Executive Officer and Director) (581,441 shares, including 2,293 indirectly held shares(2) and options to purchase 453,992 shares);
Patrick J. O'Leary (Executive Vice President,
Chief Financial Officer and Treasurer) (1,716,930 shares, including 3,078 indirectly held shares and options to purchase 1,595,211 shares);
Jay Caraviello (Executive Vice President and Co-Chief Operating Officer) (138,420 shares, including options to purchase 78,000 shares);
Thomas J. Riordan (Executive Vice President and Co-Chief Operating Officer) (590,156 shares, including 4,706 indirectly held shares and options to purchase 462,766 shares); and
Robert B. Foreman (Senior Vice President, Human Resources) (460,528 shares, including 2,177 indirectly held shares and options to purchase 387,962 shares).

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(2) Does not include 642 shares owned by Mr. Kearney's sons as to which Mr.
Kearney disclaims beneficial ownership.


At the 2005 annual meeting of shareholders, SPX Corporation's shareholders will be entitled to vote for nominees to fill two seats on SPX Corporation's board. The non-employee directors receive compensation from SPX Corporation for their services as directors as described in the proxy statement relating to SPX Corporation's 2004 annual meeting of shareholders. The compensation and benefits of certain SPX Corporation executive officers are set out in the company's 2004 proxy statement. In addition to the "change in control" provisions applicable to executive officers described in the 2004 proxy statement, SPX Corporation maintains severance and other benefit plans which provide benefits to certain officers and employees or accelerated vesting of equity compensation awards upon, or in certain circumstances following, a "change in control" or upon an individual's termination of employment.